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CONFIDENTIALITY AGREEMENT - EMPLOYEE


                                              CONFIDENTIALITY AGREEMENT



         THIS    AGREEMENT    is    entered    into    by     ("Employee")
and Elite Laboratories, Inc.("Elite") this _____ day of ________________,
199____.

                                                      RECITALS

         A.  Employee  is  an  employee  of  Elite.   As  such,  he  may  obtain
confidential information pertaining to the business of Elite and companies or other entities with which it does business.

         B. Disclosure of confidential information could be highly detrimental to Elite. In addition to providing possible benefits to the competitors of Elite and entities with which it conducts business, such disclosure could adversely affect the relationship of Elite with such other entities. Elite is frequently required, in conducting its business, to assure other entities that all personnel of Elite who obtain confidential information will have executed an agreement not to disclose it.

         C. The purpose of this Agreement is to document the assurance of the Employee that he will not disclose any confidential information of Elite and thereby permit information pertaining to its business to be disclosed to Employee, to the extent such Employee needs to know certain confidential information to make more informed decisions.

                                                      AGREEMENT

         1. Confidential Information. For purposes of this Agreement, confidential information constitutes any and all information concerning Elite's business, including but not limited to, the qualifications and capabilities of its technical employees, the scope and nature of technical work being performed by Elite, the terms of any and all agreements between Elite and other entities related to research, development, licensing, or testing of products and potential products, the data or results generated by any testing or evaluation, the decisions to develop or forgo development of any product, and any other fact or matter pertaining to the business of Elite that is not generally available and known in the pharmaceutical industry.

         2. Nondisclosure. Employee covenants that he will not disclose any confidential information at any time, under any circumstances, to any person other than an officer or director of Elite, unless pursuant to a valid subpoena or order of a court of competent jurisdiction. Employee further warrants and represents that he has not, during his tenure as a director, disclosed any confidential information to any person or entity.

         3. Conflicts of Interest. Employee covenants that he will reveal to the board of directors any potential conflicts of interest which he may have at any time with respect to Elite. Such potential conflicts shall be defined to include any legal or beneficial interest in a business operating in the pharmaceutical industry, and any relationship, formal or informal, as an officer, director, partner, employee, consultant, agent or otherwise, with a company in the pharmaceutical industry. The potential conflict so disclosed shall be fully described. Disclosure of the potential conflict shall not, in and of itself, constitute an indication of any wrongdoing on the part of Employee, nor shall Employee be required to eliminate the potential conflict of interest (although disclosure of information to the Employee may be redacted as appears in the best interest of Elite).

         4. Governing Law. This Agreement shall be governed by the laws of the state of New Jersey, provided that nothing in this Agreement shall diminish the obligations of Employee under the laws of Delaware governing corporations created thereunder.




                                                     Employee

                                                     Print Name



                                                     ELITE LABORATORIES, INC.


                                                   By:
                                                       Atul M. Mehta, President